                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, OR AN EXEMPTION FROM SUCH REGISTRATION.

                                                                  [__________*]

                            NTN COMMUNICATIONS, INC.

                7% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2001



                  FOR VALUE RECEIVED, NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to [STARK INTERNATIONAL] [SHEPHERD INVESTMENTS INTERNATIONAL, LTD.] (the "Holder") the principal sum of
           * ($         ) on February 1, 2001 (the "Maturity Date") and to pay
interest on the principal amount outstanding from time to time under this note (the "Outstanding Principal Amount"), at the rate of 7% per annum, payable quarterly in arrears on the last day of each calendar quarter during the term hereof and on the final day when such principal amount becomes due (each such date, an "Interest Payment Date").

                  This note is one of two convertible senior subordinated promissory notes (the "Note" and collectively, the "Notes") of the Company referred to in Section 1(a) of the Exchange Agreement, dated as of October 5, 1998 by and among the Company, Holder and [Stark International] [Shepherd Investments International, Ltd.] (the "Exchange Agreement") and was issued by the Company to the Holder in exchange for Holder's outstanding shares of the Company's Series B Convertible Preferred Stock.

                  1. Definitions. For purposes hereof the following definitions shall apply:

                  "Acceleration Price" shall have the meaning set forth in
Section 5(b).

                  "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold or deemed to be issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon conversion of the Notes, (ii) shares of Common Stock issued upon exercise of the Warrants (iii) shares of Common Stock issued pursuant to Approved Stock Plans and (iv) shares issued upon exercise of options and warrants outstanding as of October 5, 1998.

----------------------
* Insert Stated Value plus accrued but unpaid dividends on Series B Convertible Preferred Shares outstanding at close of business on day prior to exchange date.

                  "Adjusting Closing Bid Prices" shall have the meaning set forth in Section 3(c).

                  "Approved Stock Plan" shall mean any contract, plan or agreement which has been or shall be approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company in an aggregate amount that does not exceed 110% of the number of securities issuable as of October 5, 1998 pursuant to any currently existing Approved Stock Plan.

                  "Average Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five trading days immediately preceding the applicable date.

                  "Blockage Notice" shall have the meaning set forth in
Section 18(b).

                  "Business Day" shall have the meaning set forth in
Section 2(c).

                  "Buy in Actual Damages" shall have the meaning set forth in
Section 3(d)(v).

                  "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price on the American Stock Exchange ("AMEX") as reported by Bloomberg, L.P. ("Bloomberg"), or, if the AMEX is not the principal securities exchange for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                  "Common Stock" shall mean the common stock of the Company, $.005 par value per share.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Conversion Date" shall have the meaning set forth in
Section 3(d).

                  "Conversion Notice" shall have the meaning set forth in
Section 3(d).

                  "Conversion Price" shall mean $_____1, subject to certain adjustments as described in Section 3(c).


----------------------
1 Insert $1.275 per share, as adjusted for any dilutive events set forth in
Section 3(c) that occur between the signing of the Exchange Agreement and the
Note Issuance Date. Any disputes between the Company and the Holder as to the determination of the Conversion Price shall be resolved in accordance with the provisions of Section 3(d)(iii) hereof.

                  "Conversion Shares" shall have the meaning set forth in
Section 5(d)(i)

                  "Convertible Securities" shall have the meaning set forth in
Section 3(c)(iv).

                  "Default" shall have the meaning set forth in Section 20.

                  "Default Rate" shall have the meaning set forth in Section 2(a)(i).

                  "Document" or "Documents" shall have the meaning set forth in
Section 7(a).

                  "Exchange Agreement" shall have the meaning set forth in the Preamble.

                  "Forced Prepayment Date" shall have the meaning set forth in
Section 4.

                  "Forced Prepayment Notice" shall have the meaning set forth in
Section 4.

                  "Holder" shall have the meaning set forth in the Preamble.

                  "Holders" shall mean the Holder and [Stark International] [Shepherd Investment International, Ltd.]

                  "Inability to Fully Convert Notice" shall have the meaning set forth in Section 6(b).

                  "Indebtedness" shall have the meaning set forth in Section 20(a).

                  "Interest Payment Date" shall have the meaning set forth in the Preamble.

                  "Interest Payment Notice" shall have the meaning set forth in
Section 2(a)(ii).

                  "Major Transaction Acceleration Price" shall have the meaning set forth in Section 5(a).

                  "Major Transaction" shall have the meaning set forth in
Section 5(c).

                  "Mandatory Payment" shall have the meaning set forth in
Section 6(a)(i).

                  "Mandatory Payment Price" shall have the meaning set forth in
Section 6(a)(i).

                  "Optional Prepayment Date" shall mean any date subsequent to a 20 consecutive trading day period during which the Market Price for the Common Stock on each day in such period equals or exceeds $1.75 (subject to adjustment for the events set forth in Section 3(c)(i), (ii) and (iii) hereof).

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or in case no such sale takes place on such date, or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotations system, or (iii) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Board of Directors of the Company and the Holder, provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  "Maturity Date" shall have the meaning set forth in the Preamble.

                  "New Option Issuance Price" shall have the meaning set forth in Section 3(c)(iv).

                  "Note" or "Notes" shall have the meaning set forth in the Preamble.

                  "Note Register" shall have the meaning set forth in Section 17(b).

                  "Notice of Acceleration at Option of Holder Upon Triggering Event" shall have the meaning set forth in Section 5(e).

                  "Notice of Major Transaction" shall have the meaning set forth in Section 5(e).

                  "Notice in Response to Inability to Convert" shall have the meaning set forth in Section 6(b).

                  "Notice of Triggering Event" shall have the meaning set forth in Section 5(e)

                  "Options" shall have the meaning set forth in Section
3(c)(iv).

                  "Organic Change" shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                  "Other Taxes" shall have the meaning set forth in Section 21.

                  "Outstanding Principal Amount" shall have the meaning set forth in the Preamble.

                  "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Proceeding" shall mean, with respect to the Company or any of its Subsidiaries, (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its properties as such, (ii) any proceeding for any liquidation, dissolution or other winding up of such Person, voluntary or involuntary, or (iii) any assignment for the benefit of creditors or marshaling of the assets of such Person.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of October 5, 1998, by and among the Company, the Holder and [Stark International][Shepherd Investments International, Ltd.].

                  "Securities Act" means the Securities Act of 1933, as amended from time to, and the rules and regulations thereunder, or any successor statute.

                  "Senior Debt" shall mean all senior indebtedness of the Company for borrowed money now or hereafter existing in favor of (a) a bank, insurance company or other financial institution or (b) a lender for the purpose of financing the purchase or lease of capital equipment, under a Senior Loan Document, for principal and interest (including interest accruing subsequent to the commencement of any Proceeding) unless the Senior Loan Document expressly provides that it is not senior or superior in right of payment to this Note, excluding, however, in each case the principal of and interest on this Note, provided that such senior indebtedness shall not exceed $10 million at any time outstanding. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any indebtedness of the Company to any of its Subsidiaries or its affiliates, or
(ii) any indebtedness that is expressly subordinated to any other indebtedness of the Company.

                  "Senior Debt Default" shall have the meaning set forth in
Section 18(b).

                  "Senior Loan Document" shall mean a credit agreement, loan agreement, indenture or other agreement, document or instrument evidencing or governing any Senior Debt.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount required to pay the probable liability on such Person's existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Subordinated Debt" shall mean all indebtedness of the Company now or hereafter evidenced by the Notes and all interest thereon.

                  "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Suspension Days" shall have the meaning set forth in Section 5(d)(i).

                  "Suspension Period" shall have the meaning set forth in
Section 5(d)(i).

                  "Taxes" shall have the meaning set forth in Section 21.

                  "Transfer Agent" shall have the meaning set forth in Section 3(d)(i).

                  "Triggering Event" shall have the meaning set forth in Section 5(d).

                  "Triggering Event Acceleration Price" shall have the meaning set forth in Section 5(b).

                  "Warrants" shall mean the Common Stock Purchase Warrants to purchase 1,000,000 shares of the Company's Common Stock, issued to the Holders by the Company pursuant to the terms of the Exchange Agreement.

                  "Warrants Shares" shall have the meaning set forth in Section 5(d)(i).

                  2. General Provisions. (a) (i) Any amount of principal hereof that is not paid when due (whether upon demand, by acceleration or otherwise) shall bear interest from the day when due until such principal amount is paid in full, payable on demand, at an interest rate per annum equal at all times to 15% per annum (the "Default Rate"). All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

                  (ii) All regularly scheduled interests payments made hereunder may be made either (I) in cash or (II) at the option of the Company, in full or in part by issuing shares of Common Stock with each such share issued at a value determined by multiplying the average of the Closing Bid Prices of the Common Stock for the ten trading days immediately preceding the applicable Interest Payment Date by 0.90; provided, however, that the Company may elect to make such interest payments in shares of Common Stock if and only if such shares are duly reserved for issuance, duly authorized, fully paid and non-assessable, and fully registered for resale pursuant to the Securities Act and in accordance with the terms of the Registration Rights Agreement; provided further that the Company may elect to make such interest payments in shares of Common Stock if and only if the Company has delivered an irrevocable written notice

(the "Interest Payment Notice") to the Holder no less than 45 days prior to the applicable Interest Payment Date stating that the next interest payment shall be made in shares of Common Stock, and with a copy of such Interest Payment Notice to the Transfer Agent authorizing the Transfer Agent to deliver such Common Stock, without any restrictive legends, on the Interest Payment Date. If the Company fails to deliver a Interest Payment Notice at least 45 days prior to any Interest Payment Date, then interest payments on such interest Payment Date shall be made solely in cash.

                           (b)      All payments made to the Holder in
accordance with the terms hereof on account of principal hereof shall be noted by the Holder on Schedule I attached hereto and hereby made a part hereof and shall be binding absent manifest error; provided, however, that any error or omission by the Holder in this regard shall not affect the obligation of the Company to pay the full amount of the principal and interest due hereunder.

                           (c)      If any amount payable hereunder shall be
due on a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

                           (d)      Both principal and interest are payable in
lawful money of the United States and in immediately available funds at the offices of Holder, c/o Staro Asset Management, 1500 West Market Street, Mequon, Wisconsin 53092, or at such other place as the Holder shall designate in writing to the Company.

                           (e)      This Note may be transferred in whole or
in part only by registration of such transfer on the Note Register maintained for such purpose by the Company as provided in Section 17(b) hereof.

                  3.       Holder's Conversion of Note.

                           (a)      Conversion Right. The Holder shall have the
right, at its option, to convert the Note, in whole or in part, into fully paid, validly issued and nonassessable shares of the Company's Common Stock at any time and from time to time (including, without limitation, during the continuance of a Senior Debt Default) that this Note is outstanding. If this
Note is converted in part, the remaining portion of this Note not so converted shall remain entitled to the conversion and other rights provided herein.

                           (b)      Conversion Rate. The number of shares of
Common Stock issuable upon conversion of the Note pursuant to Section 3(a) shall be determined in accordance with the following formula:

                                        P
                              ---------------------
                                Conversion Price

                           P = Outstanding Principal Amount submitted for
conversion plus accrued but unpaid
interest thereon.

                           (c) Anti-Dilution. In order to prevent dilution of
the rights granted under this
Note, the Conversion Price and the Closing Bid Prices for any days during any measuring period prior to any of the events set forth below (the "Adjusting Closing Bid Prices") will be subject to adjustment from time to time as provided in this Section 3(c):

                           (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which such Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if the Note had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                           (ii) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Conversion Price and the Adjusting Closing Bid Prices in effect immediately prior thereto shall be adjusted so that the Holder shall receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive after the happening of any and each of the events described above if such Note had been converted immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.

                           (iii) Organic Changes. In case the Company shall effect an Organic Change, then the Holder shall be given a written notice from the Company informing such Holder of the terms of such Organic Change and of the record date thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and, if such record date shall precede the Maturity Date, the Holder shall have the right thereafter to receive, upon conversion of the Note, the number of shares of stock or other securities, property or assets of the Company, or of its successor or transferee or any affiliate thereof, or cash receivable upon or as a result of such Organic Change that would have been received by a holder of the number of shares of Common Stock equal to the number of shares the Holder would have received had such Holder converted the Note prior to such event at the Conversion Price immediately prior to such event. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to such Holders' rights and interests to insure that the provisions of this Section 3(c)(iii) will thereafter be applicable to the Note (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes.

                           (iv) Adjustment upon Issuance of Options. If the Company in any manner grants any rights or options to subscribe for or to purchase one or more classes of its Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Notes) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (the "New Option Issuance Price") is less than the Average Market Price immediately prior to such time, then, from and after the time of such issue or sale, the Conversion Price shall be reduced, if necessary, so that it shall not exceed the New Option Issuance Price. For purposes of this
         Section 3(c)(iv), the New Option Issuance Price shall mean the amount determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (v) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any

         Convertible Securities are convertible into or exchangeable for any class of Common Stock change at any time, the Conversion Price at the time of such change shall be readjusted, effective on and after the date of such change, to the Conversion Price which would have been in effect on the date of such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                           (vi) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 3(c)(ii), (iv) or (v)), without consideration or for a consideration per share less than the Average Market Price in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, to a price determined by multiplying such Conversion Price by a fraction

                                (A) the numerator of which shall be the sum of
               (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

                                (B) the denominator of which shall be the number
               of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3(c)(vi), immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3(c)(ii) (iv) or (v), such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares of Common Stock shall not be deemed to be outstanding.

                           (vii) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 3(c) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of this Section 3(c), then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the conversion rights represented by this Note.

                           (viii) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the conversion of this Note from time to time outstanding, (ii) shall not take any action which results in any adjustment of the Conversion Price or the Adjusting Closing Bid Prices if the total number of shares of Common Stock issuable after the action upon the conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Borrower's certificate of incorporation and available for the purpose of issue upon such exercise, (iii) shall not permit the par value of any shares of stock receivable upon the conversion of this Note to exceed the amount payable therefor upon such exercise, and (iv) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                           (ix)     Notices.

                                (A) Immediately upon any adjustment pursuant
               hereto of the Conversion Price or the Adjusting Closing Bid Prices, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                (B) The Company will give written notice to the
               Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to the Holder prior to such information being made known to the public.

                                (C) The Company will also give written notice to
               the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                           (x) Further Adjustments. Successive adjustments in the Conversion Price and Adjusting Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 3(c) shall be made to the nearest cent. No adjustment in the Conversion Price or the Adjusting Closing Bid Prices shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (d) Mechanics of Conversion. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice as provided for in Section 6 below:

                           (i) Holder's Delivery Requirements. To convert the
         Note into full shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice"), to the Company or its designated transfer agent (the "Transfer Agent") to the effect that the Holder elects to convert a specified principal amount of the Outstanding Principal Amount of this Note (plus accrued interest), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the originally executed Conversion Notice.

                           (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder. Upon receipt by the Company or the Transfer Agent of the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next Business Day following the date of receipt (or the second Business Day following the date of receipt if received after 11:00 a.m. local time of the Company or Transfer Agent, as applicable), (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company.

                           (iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Conversion Price within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed determination of the Conversion Price to an independent, reputable accounting firm of national standing acceptable to the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error.

                           (iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date.

                           (v) Company's Failure to Timely Convert. If the Company shall fail (other than as a result of the situations described in Section 6(a) with respect to which the Holder has elected, and the Company has satisfied its obligations under, one of the options set forth in subparagraphs (i) through (iv) of Section 6(a)) to issue to the Holder on a timely basis as described in this Section 3(d), a certificate(s) for the aggregate number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the Note as reflected in the applicable Conversion Notice, the Company shall pay damages to the Holder equal to the greater of (A) actual damages incurred by the Holder as a result of the Holder's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy In Actual Damages") and (B) after the effective date of the Registration Statement (as defined in the Exchange Agreement) if the Company fails to deliver such certificates within five days after the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3(d), on each date such conversion is not timely effected in an amount equal to 1% of the product of (I) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (II) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3(d).

                  (e) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon any conversion shall be rounded up or down to the nearest whole share.

                  (f) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon any conversion.

                  4. Acceleration at the Option of the Company.

                  If all or any portion of the Note remains outstanding on a Optional Prepayment Date, then upon irrevocable written notice (the "Forced Prepayment Notice") from the Company to the Holder delivered no later than ten
(10) days after any such Optional Prepayment Date and specifying a date for mandatory prepayment which is forty-five (45) days after the Holder's receipt of the Forced Prepayment Notice (the "Forced Prepayment Date") the Note shall be prepaid as of the Forced Prepayment Date in immediately available funds in an amount equal to 105% of the Outstanding Principal Amount being prepaid, plus accrued and unpaid interest to the date of such prepayment, and the Holder shall thereupon on or prior to the Forced Prepayment Date surrender the Note, duly endorsed for cancellation, to the Company or the Transfer Agent. No Person shall thereafter have any rights in respect of the Note, except the right to receive the payment set forth in this Section 4. The provisions of this Section 4 shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time prior to the Forced Prepayment Date.

                  5.       Acceleration Provisions.

                           (a)      Acceleration Upon Major Transaction.
Promptly after a Major Transaction and provided that the consideration per share of Common Stock in any such Major Transaction is not less than $1.50 per share (subject to adjustment for the events set forth in Section 3(c)(i) & (ii) hereof), the Company shall be required to prepay the Outstanding Principal Amount of the Note in an amount equal to 105% of the Outstanding Principal Amount being prepaid, plus accrued and unpaid interest to the date of such prepayment ("Major Transaction Acceleration Price"). The provisions of this
Section 5(a) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time to time before the consummation of a Major Transaction.

                           (b)      Acceleration Option Upon Triggering Event.
In addition to all other rights of the Holder contained herein (including, without limitation, the provisions of Section 3), after a Triggering Event, the Holder shall have the right, at the Holder's option, to declare all or a portion of the Outstanding Principal Amount of the Note to be due and payable at a price equal to the product of (i) the aggregate number of shares of Common Stock for which the amount of the Note being converted would be converted into as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open multiplied by (ii) the Average Market Price of the Common Stock on such date ("Triggering Event Acceleration Price" and, collectively with "Major Transaction Acceleration Price," the "Acceleration Price"). The provisions of this Section 5(b) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time before the Holder receives the Triggering Event Acceleration Price.

                           (c)      "Major Transaction". A "Major Transaction"
shall be deemed to have occurred at such time as any of the following events:

                           (i) the consolidation or merger of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or pursuant to a merger after which the holders of the Company's outstanding capital stock immediately prior to the merger own a number of shares of the resulting company's outstanding capital stock sufficient to elect a majority of the resulting company's board of directors) ;

                           (ii) the sale, transfer, lease, disposal or abandonment of (whether in one transaction or in a series of transactions) substantially all of the Company's assets (other than a sale or transfer to an entity controlling, controlled by or under common control with the Company); or

                           (iii) a purchase, tender or exchange offer for more than 50% of the outstanding shares of Common Stock is made and accepted by the holders thereof.

                           (d)      "Triggering Event". A "Triggering Event"
shall be deemed to have occurred at such time as any of the following events:

                           (i) notice from the Company that Common Stock issued or issuable upon conversion of the Note (the "Conversion Shares") or the Warrants (the "Warrant Shares") cannot be sold under the Registration Statement covering such Common Stock (the "Suspension Period"), for any period of 45 consecutive days that is (A) after the date the Registration Statement has been declared effective by the SEC and (B) prior to the time that the Conversion Shares may be sold without limitation in accordance with Rule 144(k) under the 1933 Act; provided that any demand for acceleration under this Section 5(d)(i) must be made by the Holder within 10 days after receipt of notice from the Company of the termination of the Suspension Period; and, provided further that if the aggregate number of days in all Suspension Periods (the "Suspension Days") is equal to or greater than forty-five (45) days, then the Maturity Date shall be extended by the number of Suspension Days;

                           (ii) the failure of the Common Stock, or Conversion Shares, or Warrant Shares to be listed on the AMEX, The New York Stock Exchange or the Nasdaq National Market System for a period of 15 consecutive days; provided, however, that any demand for acceleration under this Section 5(d)(ii) must be made by the Holder within 30 days after receipt of the Notice of Triggering Event (as defined in Section 5(f)); or

                           (iii) the Company's notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of the Notes or exercise of the Warrants into shares of Common Stock, including due to any of the reasons set forth in Section 6(a) below, except in any case in which the basis for such intention by the Company is a bona fide dispute as to the right of the Holder to such conversion.

                           (e)      Mechanics of Acceleration Upon Major
Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to the Holder.

                           (f)      Mechanics of Acceleration at Option of
Holder Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to the Holder. At any time after receipt of a Notice of Triggering Event, but only for as long as the facts giving rise to the Triggering Event continue to exist, the Holder may require the Company to prepay the Note by delivering written notice thereof via facsimile and overnight courier ("Notice of Acceleration at Option of Holder Upon Triggering Event") to the Company, which Notice of Acceleration at Option of Holder Upon Triggering Event shall indicate the applicable Acceleration Price, as calculated pursuant to Section 5(b) above.

                           (g)      Payment of Acceleration Price. Promptly
after the occurrence of a Major Transaction or upon the Company's receipt of a Notice of Acceleration at Option of Holder Upon Triggering Event from the Holder, the Company shall immediately notify the

Holder by facsimile of the mechanics of the delivery of the Holder's Note and the Holder shall thereafter promptly send the Note to the Company or its Transfer Agent. The Company shall deliver the applicable Acceleration Price to the Holder within thirty (30) days after the Company's delivery of a Notice of Major Transaction or the Company's receipt of the applicable notice to affect an acceleration; provided that the Holder's Note shall have been so delivered to the Company or its Transfer Agent. In the event of a dispute as to the determination of the arithmetic calculation of the Acceleration Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above. Payments provided for in this Section 5 shall have priority to payments to other stockholders in connection with a Major Transaction.

                  6.       Inability to Fully Convert Note.

                           (a)      Holder's Option if Company Cannot Fully
Convert. If, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, including without limitation the AMEX, from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above and, with respect to the unconverted portion of the Note, the Holder, solely at its option, can elect to (unless the Company issues and delivers the Conversion Shares underlying the unconverted portion of the Note prior to the Holder's election hereunder, in which case the Holder shall only be entitled to receive Buy In Actual Damages under Section 3(d)(v)):

                           (i) require the Company to pay the Holder for the portion of Outstanding Principal Amount of the Note plus accrued interest thereon for which the Company is unable to issue Common Stock in accordance with the Holder's Conversion Notice ("Mandatory Payment") in an amount (the "Mandatory Payment Price") equal to the Triggering Event Acceleration Price as of such Conversion Date;

                           (ii) if the Company's inability to fully convert the
         Note is pursuant to Section 6(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above;

                           (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted portion of the Note that was to be converted pursuant to the Holder's Conversion Notice; or

                           (iv) if the Company's inability to fully convert the
         Note is pursuant to the AMEX rules and regulations described in Section 6(a)(y) above, require the Company to issue shares of Common Stock in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above at a Conversion Price equal to the Average Market Price of the Common Stock for the five (5) consecutive trading days preceding the Holder's Notice in Response to Inability to Convert.

                           (b)      Mechanics of Fulfilling Holder's Election.
The Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 6(a) above, a notice of the Company's inability to fully satisfy the Holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy the Holder's Conversion Notice, (ii) the portion of the Outstanding Principal Amount of the Note plus accrued interest thereon which cannot be converted and (iii) the applicable Mandatory Payment Price. The Holder must within five (5) Business Days after receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("Notice in Response to Inability to Convert") of its election pursuant to Section 6(a) above.

                           (c) Payment. If the Holder shall elect to have its
Note prepaid pursuant to Section 6(a)(i) above, the Company shall pay the Mandatory Payment Price in immediately available funds to the Holder within thirty (30) days of the Company's receipt of the Holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Payment Price to the Holder on a timely basis as described in this Section 6(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Acceleration Price), in addition to any remedy the Holder may have under this Note, such unpaid amount shall bear interest at the Default Rate until paid in full. Until the full Mandatory Payment Price is paid in full to the Holder, the Holder may void the request for the Mandatory Payment with respect to the portion of the Note for which the full Mandatory Payment Price has not been paid and in no event shall such voidance be deemed forgiveness of any amounts due under this Note. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Payment Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Acceleration Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above.

                           (d)      Pro-rata Conversion and Acceleration.  In
the event the Company receives a Conversion Notice from more than one Holder on the same day and the Company can convert and redeem some, but not all, of the Notes pursuant to this Section 6, the Company shall convert and purchase from each Holder electing to have such Note converted and purchased at such time an amount equal to such Holder's pro-rata amount (based on the Outstanding Principal Amount of the Note held by such Holder relative to aggregate Outstanding Principal Amount of Notes outstanding) of all Notes being converted and redeemed.

                  7.       Representations and Warranties.

                  (a) The Company represents and warrants as follows: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance by the Company of this Note and each other instrument, agreement and document executed and delivered by the Company to the Holder whether now existing or hereinafter executed and delivered in connection with this Note (together with the Exchange Agreement, the other Notes, the Warrants, the Registration Rights Agreement and the other agreements, instruments and other documents heretofore or hereafter furnished in connection therewith are hereinafter referred to individually as a "Document" and collectively as the "Documents") are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
(A) the Company's charter or by-laws or (B) any law or any contractual restriction binding on or affecting the Company; (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third Person is required for the due execution, delivery and performance by the Company of any Document; (iv) each Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (v) the Company has all requisite corporate power and authority to conduct its business as now conducted and to consummate the transactions contemplated by the Documents; (vi) the Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vii) the Company's most recent 10-K or 10-Q, whichever contains the Company's most recent financial statements, fairly represents the financial condition of the Company and the results of operations of the Company for the period ended on the date thereof, all in accordance with generally accepted accounting principles consistently applied, and since the date thereof there has been no material adverse change in the operations, business, property, assets or condition of the Company; (viii) there is no pending or threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to the Documents or any transactions contemplated in connection therewith or which may materially adversely affect the financial condition or operations of the Company; (ix) no fact is known to the Company which is reasonably likely to have a material adverse effect on the business, operations, condition, financial or otherwise, performance or prospects of the Company and has not been disclosed in the Company's 10-K or 10-Q, whichever has been filed more recently by the Company with the Securities and Exchange Commission; and (x) after giving effect to the transactions contemplated by this Note and the other Documents, the Company is, individually and with its Subsidiaries on a consolidated basis, Solvent.

                  (b) Each of the representations and warranties made by the Company in the Exchange Agreement as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions, is true and correct on the date hereof as if made on the date hereof (except for those representations and warranties that speak as of a specific date), which representations and warranties (together with all related definitions and ancillary provisions) are hereby incorporated by reference as if set forth herein in their entirety, provided, that: (A) references to "this Agreement", "herein", "hereunder", and words of similar import shall mean and be a reference to this Note; (B) references to an "Exhibit" and "Schedule" shall mean and be a reference to the applicable Exhibit and Schedule to the Exchange Agreement (as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions and without regard to whether or not the Exchange Agreement remains in effect); and (C) references to Sections in such representations and warranties shall be references to Sections of the Exchange Agreement, provided that to the extent such referenced Sections are themselves incorporated in this Note by reference, references herein to such Sections shall be to such Sections as they are incorporated.

                  8. Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Company will, unless the Holder shall otherwise consent in writing:

                           (a)      Furnish to the Holder: (i) as soon as
possible and in any event within five days after the occurrence of a Default or any event that, with the giving of notice or the lapse of time or both, would constitute a Default, the written statement of the chief financial officer of the Company, setting forth the details of such Default or event and the action that the Company proposes to take with respect thereto and (ii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Holder from time to time may reasonably request.

                           (b)      Comply, and cause each of its Subsidiaries
to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, payment before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and for which adequate reserves (as determined in accordance with generally accepted accounting principles consistently applied) have been set aside.

                           (c)      Maintain and preserve its existence, rights
and privileges, and obtain, maintain and preserve all permits, licenses, authorizations and approvals that are necessary in the proper conduct of its business.

                           (d)      Keep adequate and proper records and books
of account, in which complete and correct entries will be made in accordance with generally accepted accounting principals consistently applied, reflecting all financial transactions of the Company.

                           (e)      Comply with each of the affirmative and
negative covenants contained in the Exchange Agreement (as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions and without regard to whether or not the Exchange Agreement remains in effect) which covenants are hereby incorporated by reference as if set forth herein in their entirety provided that any reference changes provided for in
Section 8 hereof shall also be applicable to this Section 8(e).

                           (f) Not incur any indebtedness except Senior Debt,
Subordinated Debt and other indebtedness in the ordinary course of business not to exceed $2 million at any time outstanding.

                  9. Reservation of Shares. The Company shall, so long as any principal or interest is due hereunder, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note;

provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Note is at any time convertible.

                  10. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Note set forth herein or the Holder.

                  11. Limitation on Number of Conversion Shares. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to convert this Note such that upon giving effect to such conversion, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 4.99% of the total issued and outstanding shares of the Common Stock following such conversion; provided, however, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  12. Obligations Absolute. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3, and to pay the principal of, and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

                  13. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                  14. Replacement Note. In the event that the Holder notifies the Company that its Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original
Note) shall be issued by the Company to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note, but in no event shall the aggregate amount of such indemnification exceed the Outstanding Principal Amount of the Note.

                  15. Payment of Expenses. The Company agrees to pay on demand
(i) one-half of all reasonable costs and expenses (including, without limitation, fees and expenses of counsel to the Holder) incurred by the Holder in connection with any waiver or amendment of any provision of this Note and the other Documents and (ii) all costs and expenses (including, without limitation, fees and expenses of counsel to the Holder) incurred by the Holder in connection with any Default under this Note and the enforcement of the Holder's rights and/or the collection of all amounts due under this Note, the Registration Rights Agreement or the Exchange Agreement. The Company hereby agrees to indemnify and hold harmless the Holder and its members, partners, agents, employees, affiliates and advisors from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, all fees and other client charges of counsel to the Holder) which may be incurred by or asserted against the Holder or any such member, partner, agent, employee, affiliate or advisor in connection with or arising out of any investigation, litigation or proceeding related to or arising out of this Note or any other Document or any transaction contemplated hereby or thereby. The obligations of the Company under this paragraph shall survive the payment in full of this Note.

                  16. Restriction on Cash Dividends With Respect to Common Stock. Until the Note has been converted or redeemed in its entirety as provided herein, the Company shall not, directly or indirectly, declare or pay any cash dividend on its Common Stock without the prior express written consent of the Holder.

                  17.      Assignment and Transfer of Note.

                           (a)      This Note may not be sold, assigned, or in
any manner transferred or disposed of, in whole or in part, except in compliance with the terms and conditions hereof.

                           (b)      This Note shall be  registered  in a
register (the "Note Register") as it is issued and transferred, which Note Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by the Company's Transfer Agent. The Company shall be entitled to treat the registered holder of the Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Note is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Note for all purposes. All of the rights provided to the Holder under this Note, if properly assigned, may be exercised by a new holder without a new note first having been issued.

                           (c)      Subject to the restrictions on transfer
contained herein, if applicable, this Note and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Note with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company.

                  18.      Subordination.

                           (a)      Agreement to Subordinate. The Subordinated
Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Debt.

                           (b)      Restrictions on Payment of the Subordinated
Debt. All Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment shall be made to the Holder in respect of the Subordinated Debt; provided, however, that the Holder may receive, and the Company may pay, principal of and interest on the Subordinated Debt evidenced by the Note in the stated amounts and on the stated dates of payment hereof or, with respect to interest payments, Common Stock issued pursuant to the provisions of Section 2(a)(ii) hereof, unless (i) a default in connection with the Senior Debt (a "Senior Debt Default") arising out of the failure by the Company to make a payment on account of principal of or interest on Senior Debt has occurred and is continuing and (ii) the Company and the Holder have received written notice of such occurrence (a "Blockage Notice") from one or more holders of the Senior Debt in the aggregate principal amount of at least 50% of the Senior Debt outstanding; provided, further, however, that the Company may resume making payments on account of Subordinated Debt if at the time of any such payment 90 days shall have elapsed since the occurrence of such Senior Debt Default, or on such earlier date, if any, on which the Senior Debt has been paid in full in cash, in other property or securities or such Senior Debt Default is cured or is waived in writing by the applicable holders of the Senior Debt or such Blockage Notice has been withdrawn or rescinded by the holders of the Senior Debt. Not more than one Blockage Notice may be provided with respect to the Subordinated Debt during any period of 365 consecutive days.

                           (c)      Senior Indebtedness Unconditional.

                                    (i)     All rights and  interests of the
         holders of the Senior Debt hereunder, and all agreements and obligations of the Company hereunder, shall remain in full force and effect irrespective of: (A) any lack of validity or enforceability of any Senior Loan Document or any other agreement or instrument relating thereto, (B) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Senior Loan Document, (C) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (D) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Senior Debt or the Company in respect of this Note.

                                    (ii)    This Section of this Note shall
         continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by a holder of Senior Debt upon the commencement of a Proceeding or otherwise, all as though such payment had not been made.

                           (d)      Waivers. Except as otherwise expressly
provided herein, each of the Holder and the Company hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Senior Debt by the Company, (iii) notice of any actions taken by the holder of any Senior Debt or the Company or any other person under any Senior Loan Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Debt or of the obligations of the Holder and the Company hereunder, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving the Holder or the Company of its obligations hereunder and (v) any requirement that any holder of Senior Debt protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against the Company or any other person or any collateral.

                           (e)      Subrogation. No payment or distribution to
a holder of Senior Debt pursuant to the provisions of this Note shall entitle the Holder to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full. After the Senior Debt shall have been paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing in respect of the Subordinated Debt shall be paid in full, and for the purpose of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holder by virtue of this Section 19 of this Note which otherwise would have been made to the Holder shall, as among the Company, its creditors (other than the holders of its Senior
Debt) and the Holder, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the above provisions relating to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the Holder, on the other hand.

                           (f)      Subordination.

                                    (i)     Except to the extent that the
Holder has authorized the Company, and the Company has bound itself, not to make any payment on the Subordinated Debt other than in accordance with this Note, as set forth in the Company's undertaking appearing in this Note, nothing contained herein shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3 and to pay the principal amount of and interest on the Subordinated Debt in accordance with the terms hereof, or affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Note of the holders of the Senior Debt. In no event shall any term, covenant, condition or restriction in this
Section 20 of this Note affect in any way any right, power or privilege of the Holder in respect of principal of or interest on the Note, or any related obligation.

                                    (ii)    The Holder shall not at any time be
charged with knowledge of the existence of any facts which would prohibit the making of any payment to it or the taking of any other action under this Note, unless and until the Holder and the Company shall have received a notice thereof from the applicable holders of the Senior Debt and, prior to the receipt of any such notice, the Holder shall be entitled to assume that no such facts exist.

                  19.      Intentionally Omitted.

                  20. Events of Default. If any of the following shall occur (each a "Default"):

                  (a) the Company shall fail to pay any principal of or interest on this Note when due (whether by scheduled maturity, acceleration, demand or otherwise); or (b) any representation or warranty made by the Company in this Note, in any other Document heretofore or hereafter furnished by or on behalf of the Company (including, without limitation, the Exchange Agreement) or in any document or certificate in connection with the execution and delivery of this Note shall have been incorrect in any material respect when made; or (c) the Company shall fail to perform or observe any term, covenant or agreement contained in any Document (including, without limitation, the failure to honor any Conversion Notice or an Election to Purchase Shares (as defined in the Warrants)) to be performed or observed by the Company, or (d) the Company shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding Indebtedness evidenced by this Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (e) one or more judgments or orders for the payment of money exceeding any applicable insurance coverage shall be rendered against the Company, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (f) the Company shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or the Company shall take any action to authorize or effect any of the actions set forth above in this clause (f); or (g) any provision of this Note or any other Document (including, without limitation, the Exchange Agreement) shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any liability or obligation hereunder or thereunder; or
(h) a material adverse change in the condition or operations, financial or otherwise, of the Company, as determined by the Holder in its sole discretion, shall occur and written notice thereof shall have been given to the Company by the Holder; or (i) a Senior Debt Default shall have occurred and be continuing;

then the Holder may (i) declare the Outstanding Principal Amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the Outstanding Principal Amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and all such amounts, if unpaid, shall bear interest at the Default Rate, and (ii) exercise any and all of its other rights under applicable law, hereunder and under the other Documents. In such event, this Note shall be prepaid at a prepayment price equal to 125% of the Outstanding Principal Amount of the Note plus accrued but unpaid interest thereon.

                  21. Taxes, etc. All payments made by the Company hereunder will be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Holder (such non-excluded taxes are hereinafter collectively referred to as the "Taxes"). If the Company shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Holder pursuant to this sentence) the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company shall make such deductions or withholdings and (iii) the Company shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send the Holder an official receipt showing payment. In addition, the Company agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Note or any other Document (hereinafter referred to as "Other Taxes"). The Company will indemnify the Holder for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes on amounts payable to the Holder under this paragraph) paid by the Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, upon written demand by the Holder therefor.

                  22.      Miscellaneous.

                  (a) The Company agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to the Company at the address of the Company set forth next to its signature, or at such other address as may hereafter be specified by the Company to the Holder in writing. All notices and communications shall be effective (i) if mailed, when received,
(ii) if telecopied, when transmitted, and (iii) if delivered, upon delivery.

                  (b) No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Holder. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) The Company hereby (i) irrevocably submits to the jurisdiction of any Delaware State or Federal court in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and
(iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court. The Company would (by its acceptance hereof) waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

                  (e) This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                               NTN COMMUNICATIONS, INC.




                               By: ___________________________________________
                                   Name:
                                   Title:

                               Address:
                               5966 La Place Court
                               Carlsbad, CA  92008
                               Attention:  President

                               Telephone: (760) 438-7400
                               Telecopier: (760) 930-1187

                                   SCHEDULE I
                              PAYMENTS OF PRINCIPAL


                  Principal                                     Principal                                   Notation
               Paid or Prepaid                                   Balance                                    Made By
               ---------------                                  ---------                                   --------

                                    EXHIBIT A

                            NTN COMMUNICATIONS, INC.
                                CONVERSION NOTICE


Reference is made to the 7% convertible senior subordinated note due February 1, 2001 (the "NOTE"), made by NTN Communications, Inc., a Delaware corporation (the "COMPANY"), to the order of [Stark International][Shepherd Investments International, Ltd.]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount under this Note indicated below into shares of Common Stock, $.005 par value per share of the Company (the "COMMON STOCK"), by tendering the Note as of the date specified below.

   Date of Conversion:
                                              ---------------------------------

   Outstanding Principal Amount of Note to be converted:

Please confirm the following information:

   Conversion Price:
                                              ---------------------------------

   Number of shares of Common Stock
   to be issued:
                                              ---------------------------------

                                              ---------------------------------

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which Note is being converted in the following name and to the following address:

     Issue to:
                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

     Facsimile Number:
                                              ---------------------------------

     Authorization:
                                              ---------------------------------
                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------

     Dated:
                                              ---------------------------------

                                    Exhibit B


                               FORM OF ASSIGNMENT

                [To be executed only upon assignment of the Note]

For value received, the undersigned registered Holder of the within Note hereby sells, assigns and transfers unto ______ the right represented by such Note, and appoints _____________ Attorney to make such transfer on the Note Register of NTN Communications, Inc., maintained for such purpose, with full power of substitution in the premises.

Dated:
      ----------------
                                 (Signature must conform in all respects to the name of holder as specified on the face of the
                                 Note)


                                 ----------------------------------------------
                                              (Street Address)





                                 ----------------------------------------------
                                          (City) (State) Zip Code)

Signed in the presence of: